Exhibit 10.16




                         NEWPORT NEWS SHIPBUILDING INC.


                           DEFERRED COMPENSATION PLAN


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                               TABLE OF CONTENTS

                                                                     Page

Article I         Establishment and Purpose                             1

Article II        Definitions                                           1

Article III       Eligibility                                           4

Article IV        Accounts                                              5

Article V         Contributions                                         6

Article VI        Vesting                                               8

Article VII       Payment of Benefits                                   8

Article VIII      Sources of Benefits                                  10

Article IX        Plan Administrator                                   10

Article X         Nonalienation of Benefits                            10

Article XI        Amendment and Termination                            11

Article XII       General Provisions                                   11


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                         NEWPORT NEWS SHIPBUILDING INC.

                           DEFERRED COMPENSATION PLAN

                                   ARTICLE I

                           Establishment and Purpose

1.01 Establishment. Effective as of January 1, 1997, Newport News Shipbuilding Inc. (hereinafter referred to as the "Company") hereby adopts this deferred compensation plan to be known as the "Newport News Shipbuilding Deferred Compensation Plan" (the "Plan").

1.02 Purpose. The Plan is intended to provide for elective deferred compensation for certain individuals who are key employees of the Company.

                                   ARTICLE II

                                  Definitions

Definitions. As used herein, the following words and phrases have the meanings ascribed to them in Article II unless a different meaning is plainly required by the context. Some of the words and phrases used in the Plan are not defined in this Article II, but, for convenience, are defined as they are introduced into the text. Words in the masculine gender shall be deemed to include the feminine gender and words in the feminine gender shall be deemed to include the masculine gender. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter any of the terms of the Plan.

2.01 "Account" means a Participant's Deferred Compensation Account and his Company Match Account, according to the context in which the terms are used.

2.02 "Annual Earnings" means a Participant's annual base salary including any salary which the Participant elects to defer as a contribution under any program qualified under Sections 401(k) and 125 of the Code and/or any other program of nonqualified deferred compensation which may be sponsored by the Company from time to time.

2.03 "Beneficiary" means a person or entity designated by a Participant in accordance with Section 12.06.

2.04     "Board" means the Board of Directors of Newport News Shipbuilding Inc.

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2.05     "Annual Bonus" means any award that becomes payable to a Participant by reason of the Company's annual incentive plan.

2.06 "Change in Control" shall mean the first to occur of the following events (but no event other than the following events), except as otherwise provided below:

         (i) Any person and any of their affiliates or associates becomes the beneficial owner, directly or indirectly, of securities representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities having general voting rights, and a majority of the Incumbent Board does not approve the acquisition (other than in response to a Threatened Change in Control under circumstances making it reasonably apparent that a change in control of the Company has become inevitable) before the acquisition occurs, notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to this clause (i) solely because twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities having general voting rights is acquired by one or more employee benefit plans maintained by the Company or one or more companies, the majority of whose voting common or capital stock is owned directly or indirectly by the Company.

         (ii) Members of the Incumbent Board cease to constitute a majority of the Board; or

         (iii) The consummation of any plan of merger, consolidation or combination between the Company and any person including becoming a subsidiary of any other person without members of the Incumbent Board, as continued immediately prior to the merger, consolidation or combination constituting a majority of the board of directors of (a) the surviving or successor corporation, or, (b) if the surviving or successor corporation is a majority-owned subsidiary of another corporation or corporations, the ultimate parent company of the surviving or successor corporation; or

         (iv) The consummation of any sale, exchange or other disposition of all or substantially all of the Company's assets without members of the Incumbent Board immediately prior to any sale, exchange or disposition of all or substantially all of the Company's assets constituting a majority of the board of directors of (a) the corporation which holds such assets after such disposition, or (b) if such corporation is a majority-owned subsidiary of another corporation or corporations, the ultimate parent company of the successor corporation; or

         (v) If any person and any of their affiliates and associates, shall elect or have elected, during any period not exceeding 24 months, at least 25% of the members of the Board, without the approval of the Incumbent Board and such members are comprised of persons not serving as members of the Board immediately prior to the formation of such group or the first solicitation of proxies by such shareholder;

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         provided however that the Incumbent Board may determine that any transaction is not a Change in Control.

         For purposes of this Section, "Incumbent Board" shall mean the members of the Board on the the date immediately following the date on which the Company stock is issued to the shareholders of Tenneco, Inc., to the extent they continue to serve as members of the Board; and any individual who becomes a member of the Board after the date specified in the preceding clause, provided his or her election to the Board is approved by a vote of at least three-quarters of the members of the then serving Incumbent Board.

         For purposes of this Section, the terms "person" and "beneficial owner" shall have the meaning set forth in Sections 3(a) and 13(d) of the Securities Exchange Act of 1934, as amended and the regulations promulgated thereunder.

2.07 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.08 "Company Match Account" means the Account established for each Participant to which the amounts described in Section 5.03 and the earnings thereon are credited.

2.09 "Deferred Compensation Account" means the account established for each Participant to which the amounts described in Sections 5.01 and 5.02 and the earnings thereon are credited.

2.10 "Disability" shall mean permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee, or its delegee, in the exercise of good faith and reasonable judgment, upon receipt of and in reliance on sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

2.11 "Participant" means any individual who becomes eligible to participate in the Plan pursuant to Article III.

2.12 "Plan Administrator" means the person or persons designated to oversee the operation and administration of the Plan pursuant to Article IX.

2.13 "Plan Year" means the 12-month period beginning each January 1 and ending on the following December 31.

2.14 "Quarterly Valuation Date" means March 31, June 30, September 30, and December 31 of each calendar year.

2.15 "Rabbi Trust" means a trust described in Code Section 671, which shall be established in connection with this Plan.

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2.16     "Threatened Change in Control" shall mean each of the following events
         (but no event other than the following events), except as otherwise provided below:

         (i) Any person and any of their affiliates or associates, without the prior approval of a majority of the Incumbent Board (a) becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities having general voting rights, or (b) initiates a tender offer to acquire (as the beneficial owner) securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities having general voting rights. Notwithstanding the foregoing, a Threatened Change in the Control shall not be deemed to occur pursuant to this clause
                  (i) solely because fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities having general voting rights is acquired by one or more employee benefit plans maintained by the Company; or

         (ii) Three or more directors, whose election or nomination for election is not approved by a majority of the Incumbent Board, are elected within any single twelve-month period to serve on the Board; or

         (iii) The Incumbent Board has determined that a Threatened Change in Control exists;

         provided however the Incumbent Board may determine that any transaction is not a Threatened Change in Control.

         For purposes of this Section, the terms "beneficial owner," "Incumbent Board," and "person" shall have the meanings assigned to them in
         Section 2.06.

                                  ARTICLE III

                                  Eligibility

3.01 Eligibility to Participate. Each individual who participates in the Newport News Shipbuilding Inc. Executive Compensation Plan in Executive Levels E3 and above shall be eligible to participate in this Plan.

3.02 Participation. A Participant shall remain a Participant so long as he is entitled to receive benefits under the Plan.

3.03 Select Group of Employees. The Plan is intended to qualify as a plan maintained by the Company primarily to provide deferred compensation for a select group of management or highly compensated employees. If the Company determines based on subsequent authority, or if an agency or court of competent jurisdiction determines that the Plan benefits

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         any person other than a member of the select group of management or highly compensated employees, the participation of each employee who is determined not to be included in such group shall be terminated immediately and such employee shall cease to accrue any benefit under the Plan. Provided that in the case of a determination by an agency or court, the employee's participation shall terminate only after the period for appeal of such determination has elapsed. As soon as practicable after such determination, each such Participant shall receive a single lump sum distribution equal to the amount then credited to his Accounts and he shall cease to be a Participant in this Plan.

                                   ARTICLE IV

                                    Accounts

4.01 Establishment of Accounts. The Plan Administrator, or his delegee, shall establish a Deferred Compensation Account and a Company Match Account for each Participant to which the amounts described in Sections 5.01, 5.02, and 5.03 and the earnings thereon, if any, will be credited. The Plan Administrator, or his delegee, may establish subaccounts for Participants, as he deems appropriate.

4.02 Account Earnings. Earnings will be credited to a Participant's Accounts as of each Valuation Date on the basis of his hypothetical investment elections under Section 4.03.

4.03 Hypothetical Investment Elections. Once each calendar quarter, a Participant may direct the hypothetical investment of his Deferred Compensation Account and so much of the Match Account attributable to amounts described in Section 5.03(a). The hypothetical investment alternatives available, and any administrative restrictions on his ability to make such elections, shall be established by the Plan Administrator, or his designee, and communicated to Participants and eligible individuals. Company Match amounts credited under Section 5.03 shall be credited with earnings in accordance with the Newport News Shipbuilding Inc. stock index Hypothetical Investment.

4.04 Hypothetical Investment Alternatives. The investment alternatives used in determining account earnings are:

         (i) The prime rate of interest reported monthly by the Chase Manhattan Bank,

         (ii) Newport News Shipbuilding Inc. Stock Index (stock equivalent unit account) based on the performance of the Company's common stock (including dividend reinvestment),

         (iii)    Barclay's Bond Index, and

         (iv)     Barclay's Equity Index.

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         The Participant may select more than one investment alternative in increments of at least twenty-five percent (25%).

         The Company reserves the right to change or amend the hypothetical investment alternatives offered under this Plan at any time.

4.05 Participant Reports. The Plan Administrator shall provide a statement to the Participant periodically concerning the Participant's account status.

                                   ARTICLE V

                                 Contributions

5.01 Annual Earnings Deferrals. During the 30-day period following the adoption of this Plan, each Participant who elects to defer a portion of his Annual Earnings for 1997 must make a written election to reduce his or her Earnings by a percentage thereof or by a flat dollar amount, and to have such amounts contributed to his deferred Compensation Account. Thereafter, prior to each October 1 (or in the case of a new employee or an employee who has first become eligible for this Plan through promotion, within thirty (30) days after his first day of employment, or first day of eligibility, as applicable), each Participant who elects to defer a portion of his Annual Earnings must make a written election to reduce his Annual Earnings, for the succeeding calendar year (or in the case of a new employee or an employee who has first become eligible for the Plan through promotion, the remainder of the calendar year in which the employee is hired or promoted, as applicable) by a percentage thereof or by a flat dollar amount and to have such amounts contributed to his Deferred Compensation Account.

         Such election shall be made on a form provided by the Plan Administrator, or his delegee, and must be returned to the Plan Administrator or his delegee prior to October 1 or the expiration of the thirty-day period, as the case may be. Such election form shall state the percentage or amount by which the Participant desires to reduce his Annual Earnings. If the amount of the reduction is expressed as a percentage of compensation, such percentage must be in whole numbers and increments of five percent (5%), not less than five percent (5%), and not more than twenty-five percent (25%). If the amount of the reduction is expressed as a flat dollar amount, such amount must be at least $1,000 and an even multiple of one thousand dollars ($1000) and may not exceed twenty-five percent (25%) of the Participant's Annual Earnings for the calendar year. Such amounts shall be withheld ratably from the Participant's Annual Earnings throughout the calendar year.

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5.02     Annual Incentive Deferrals. Prior to each October 1 (or in the case of a new employee hired on or after October 1 and prior to December 31, within thirty (30) days after his first day of employment), each Participant must make a written election to reduce any Annual Bonus for such calendar year by a percentage thereof or by a flat dollar amount and to have such amounts contributed to his Deferred Compensation Account.

         Such election shall be made on a form provided by the Plan Administrator, and must be returned to the Plan Administrator prior to the applicable October 1 or the expiration of the thirty-day period, as the case may be. Such election form shall state the percentage or amount by which the Participant desires to reduce his Annual Bonus. If the amount of the reduction is expressed as a percentage such percentage must be in whole numbers in increments of ten percent (10%), not less than ten percent (10%), and not more than one hundred percent (100%). If the amount of the reduction is expressed as a flat dollar amount, such amount must be at least $1,000 and an even multiple of one thousand dollars ($1000) and may not exceed the Participant's Annual Bonus for the calendar year. Such amounts shall be withheld from the Participant's Bonus.

5.03     Company Match.

         (a)      401(k) Restoration Match

                  The Company shall credit to a Participant's Company Match Account an amount equal to 50% of the Participant's Annual Earnings Deferrals but not greater than (i) the maximum permitted to be contributed to the Company's 401(k) plan as a matching contribution determined before applying the limitations on matching contributions and deferrals imposed by the Internal Revenue code minus (ii) the amount contributed to the 401(k) plan as a company match, expressed as a percentage of the Participant's Compensation.

         (b)      Annual Deferral Match

                  In order to encourage stock ownership among Plan Participants the Company shall credit to a Participant's Company Match Account an amount equal to thirty percent (30%) of the Participant's Annual Incentive Deferrals for which the Participant elects the Newport News Shipbuilding Inc. Stock Index as the Hypothetical Investment Alternative, and provided that the Participant elects a deferral period of at least three (3) years under Section 5.05 with respect to the deferral.

5.04 Approval Required for Certain Deferrals. An election to defer income into or to transfer previous deferrals into or out of a "Newport News Shipbuilding Inc. Stock Index Account," as specified in Section 4.04, shall not be effective with respect to a Participant who is subject to the reporting and short swing profits liability provisions of Section 16 of the Securities Exchange Act of 1934, as amended, until such election and transactions contemplated thereby have been specifically

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         approved by the Compensation and Benefits Committee.

5.05 Deferral Period. Coincident with each election to contribute, a Participant shall elect a deferral period applicable to Annual Earnings Deferrals, Annual Incentive Deferrals and any related Company Match. The deferral period shall be at least two years and shall not continue beyond the last day of the calendar year in which the Participant attains age sixty-five (65).

5.06 Nature of the Company's Obligation. The Company's obligation under this Plan shall be limited to an unfunded and unsecured promise to pay. The Company may establish a Rabbi Trust to hold assets in connection with this Plan. However, except as provided in the event of a Change in Control or Threatened Change of Control, the Company shall not be obligated to make contributions to the Rabbi Trust or otherwise fund its financial obligations under the Plan.

         In the event that a Rabbi Trust has been established, upon a Change in Control or Threatened Change in Control, the Company shall, immediately following the Change in Control or Threatened Change in Control, as defined herein, make an irrevocable contribution to the Rabbi Trust in an amount that is sufficient to pay each Plan Participant or Beneficiary the benefits to which Plan Participants or their Beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change in Control or Threatened Change in Control occurred.

                                   ARTICLE VI

                                    Vesting

6.01 Vesting. The amount credited to a Participant's Deferred Compensation Accounts and so much of the Company Match Account as is attributable to contributions made pursuant to Section 5.03(a) shall be at all times and in all events one hundred percent (100%) vested and nonforfeitable. Unless otherwise authorized by the Plan Administrator or his delegee, the amounts credited to a Participant's Company Match Account attributable to contributions made pursuant to Section 5.03(b) shall be forfeited upon retirement, termination of employment or death prior to the end of the Deferral Period elected pursuant to Section 5.05 with respect to such amounts.

                                  ARTICLE VII

                              Payment of Benefits

7.01 Participant Elections. Distributions under this Plan may be made in a single lump sum or in approximately equal annual installments over a period not to exceed ten (10) years. Participants shall elect the form of benefit payment with respect to a Plan distribution no less than one

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         (1) year prior to the date of such distribution. Payment shall be made from the Participant's Accounts based on the amount credited to such Accounts as of the Quarterly Valuation Date immediately preceding or coincident with the dates of distribution.

7.02 Death. The Beneficiary of a Participant who dies shall receive the amount credited to the Participant's Accounts as of the Quarterly Valuation Date immediately following or coincident with the death. Payment shall be made in a single lump sum within 60 days after such Valuation Date.

7.03 Disability. Notwithstanding the elections made under Sections 5.05 and 7.01, distribution of a Participant's Accounts shall commence within 60 days of the Quarterly Valuation Date immediately following the date a Participant is determined to be disabled in accordance with Section
         2.10. Such distributions will be made in a single lump sum.

7.04 Hardship. Notwithstanding the election made under Section 7.01, a Participant may request, in writing, to withdraw a lump sum amount from his Deferred Compensation Account in the event of a hardship. The determination that a hardship exists shall be made by the Plan Administrator. For this purpose, hardship shall mean a severe financial hardship of the Participant resulting from:

         (i) A sudden and unexpected illness or accident of the Participant or of a dependent of the Participant;

         (ii)     The loss of the Participant's property due to casualty; or

         (iii) Other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

         Notwithstanding the above, a hardship distribution shall not be granted to a Participant to the extent that such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant's assets, to the extent such liquidation of assets would not itself cause severe financial hardship.

         The amount of any hardship distribution will be limited to an amount reasonably necessary to satisfy the financial need.

7.05 Termination of Employment. Notwithstanding the elections made under Sections 5.05 and 7.01, in the event a Participant terminates employment with the Company for reasons other than Death, Disability, or Retirement, distribution of such Participant's Accounts shall commence within 60 days of the Quarterly Valuation Date immediately following his termination of employment with the Company. Such distributions will be made in a single lump sum.

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7.06     Form of Payment. All vested benefits under the Plan shall be paid in cash and, to the extent required by law, shall be subject to withholding of Federal, state and local taxes. Payment shall be made as soon as practicable after the end of the deferral period or, if earlier, the date specified in Section 7.02, 7.03, 7.04 or 7.05, as applicable.

                                  ARTICLE VIII

                               Source of Benefits

8.01 Benefits under this Plan shall be paid solely from the general assets of the Company. The rights of a Participant and his or her spouse or Beneficiary with respect to benefits under this Plan are the same of those of an unsecured creditor of the Company, and neither the Participant nor his or her spouse or Beneficiary shall have a secured interest in any assets that may be designated by the Company to pay such benefits. Notwithstanding the foregoing, the Company may establish a Rabbi Trust so that in the event of a Change in Control or Threatened Change in Control, the Company shall fund all benefits payable under this Plan through a trust described in Code section 671 with respect to which the Company is the grantor (a "Rabbi Trust"). Prior to a Change in Control, the Company shall not be obligated to deposit funds into such Rabbi Trust.

                                   ARTICLE IX

                               Plan Administrator

9.01 The Plan Administrator shall be the Compensation and Benefits Committee ( the "Committee") of the Board. The Committee shall act by a majority of its members and such action may be taken either by vote at a meeting or in writing without a meeting. The Plan Administrator may appoint one or more delegate(s) to discharge any or all of his responsibilities hereunder. The Plan Administrator and his delegate(s) shall have all of the discretionary authority, rights and duties which are necessary or appropriate for proper administration of the Plan. The decisions of the Plan Administrator, or his delegate(s), including but not limited to interpretations and determinations of amounts due under this Plan, shall be final and binding on all parties.

                                   ARTICLE X

                           Nonalienation of Benefits

10.01 The interests of Participants and their Beneficiaries under this Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily sold, transferred, alienated, assigned, pledged, anticipated, or encumbered. Any attempt by a Participant, his

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         Beneficiary, or any other person to sell, transfer, alienate, assign, pledge, anticipate, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void. The Company may cancel and refuse to pay any portion of a benefit which is sold, transferred, alienated, assigned, pledged, anticipated or encumbered. Additionally, the benefits which a Participant may accrue under this Plan are not subject to the terms of any Qualified Domestic Relations Order (as that term is defined in Section 414(p) of the Code) with respect to any Participant, nor shall the Plan Administrator or the Company be required to comply with the terms of such order in connection with this Plan.

                                   ARTICLE XI

                           Amendment and Termination

11.01 The Board reserves the right to amend, alter or discontinue this Plan at any time, including the right to terminate this Plan and distribute any and all benefits payable hereunder. Such action may be taken by any officer of the Company who has been duly authorized by the Board to perform acts of such kind. However, no such amendment shall deprive any Participant or Beneficiary of any portion of any benefit which would have been payable had the Participant's employment with the Company terminated on the adoption date of such amendment or termination.

                                  ARTICLE XII

                               General Provisions

12.01 Facility of Payment. When a person entitled to a distribution under this Plan is under a legal disability, or, in the opinion of the Plan Administrator, is in any way incapacitated so as to be unable to manage his financial affairs, the Plan Administrator may direct that the distribution to which such person otherwise would be entitled shall be made to such person's legal representative(s) for such person's benefit, or the Plan Administrator may direct the application of such distribution for the benefit of such person in such manner as the Plan Administrator considers advisable. Any payment made in good faith in accordance with provisions of this Section 12.1 shall be a complete discharge of any liability for the making of such payment under the provisions of this Plan.

12.02 Plan Not a Contract of Employment. This Plan does not constitute a contract of employment, and participation in the Plan will not give any Participant the right to be retained in the employment of the Company or its affiliates.

12.03 Successors. The provisions of this Plan shall be binding upon the Company and its successors and assigns and upon every Participant and his heirs, Beneficiaries, estates and legal representatives.

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12.04    Required Notification to Plan Administrator. Each Participant entitled to benefits hereunder shall inform the Plan Administrator or his delegee in writing of any change in address. Any check representing payment hereunder and any communication addressed to a Participant or a former Participant at his last address filed with the Plan Administrator, or if no such address has been filed, then at his last address as indicated on the records of the Company, shall be binding on such person for all purposes of the Plan, and neither the Plan Administrator nor the Company or other payer shall be obliged to search for or ascertain the location of any such person. If the Plan Administrator for any reason is in doubt as to the address of any Participant entitled to benefits hereunder or as to whether benefit payments are being received by the person entitled thereto, it shall, by registered mail addressed to the person concerned at his address last known to the Plan Administrator, notify such person that:

         (i) All unmailed and future payments from the Plan shall be henceforth withheld until he provides the Plan Administrator or his delegee with evidence of his continued life and his proper mailing address; and

         (ii) A right to any payments from the Plan whatsoever shall, at the option of the Plan Administrator, be canceled forever, if, at the expiration of five (5) years from the date of such mailing, the Participant shall not have provided the Plan Administrator with evidence of his continued life and his proper mailing address.

12.05 Required Information to Plan Administrator. Each Participant will furnish to the Plan Administrator or his delegee such information as the Plan Administrator considers necessary or desirable for purposes of administering the Plan, and the provisions of the Plan respecting any payments thereunder are conditional upon the Participant's furnishing promptly such true, full and complete information as the Plan Administrator may request. Any notice or information which, according to the terms of the Plan or the rules of the Plan Administrator, must be filed with the Plan Administrator or his delegee, shall be deemed so filed if addressed and either delivered in person or mailed to and received by the Plan Administrator, in care of the Company at:

                           Human Resources Department
                           Newport News Shipbuilding
                             4101 Washington Avenue
                          Newport News, Virginia 23607

12.06 Designation of a Beneficiary. In the event of the Participant's death, the beneficiary(ies) to receive any payment under the Plan shall be the same beneficiary(ies) designated by the Participant to receive proceeds from the Company-provided life insurance policy held by the Participant under the Company's benefits program.

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

         Participants desiring to designate a different beneficiary(ies) under the Plan must notify the Plan Administrator or his delegee in writing at the address indicated in Section 12.05. The Plan Administrator shall have no duty to notify any person designated as a Beneficiary of any change in any such designation which might affect such person's present or future rights hereunder. If the designated Beneficiary does not survive the Participant, all amounts which would have been paid to such deceased Beneficiary shall be paid to the Participant's estate. Any payment under this Plan which may be made to a Beneficiary after the death of a Participant shall be made only to the person(s) or trust(s) designated pursuant to this section by the Participant.

12.07 Claims Procedure. Any claim for benefits must initially be submitted in writing to the Plan Administrator. If such claim is denied (in whole or in part), the claimant shall receive from the Plan Administrator notice, in writing, written in a manner calculated to be understood by the claimant, setting forth the specific reasons for denial, with specific reference to pertinent provisions of this Plan. Such notice shall be provided within ninety (90) days of the date the claim for benefits is received. Any disagreements about such interpretations and construction may be appealed within sixty (60) days to the Plan Administrator. The Plan Administrator shall respond to such appeal within sixty (60) days, with a notice in writing fully disclosing his decision and the reasons therefor. The Plan Administrator shall not be liable to any person for any action taken hereunder. The Plan Administrator's decisions and all interpretations and constructions of the Plan by the Plan Administrator shall be conclusive, and final and binding upon the Claimant.

12.08 Controlling State Law. To the extent not superseded by the laws of the United States, the laws of the Commonwealth of Virginia shall be controlling in all matters relating to this Plan.

12.09 Severability. In case any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provisions had never been set forth.

IN WITNESS WHEREOF, Newport News Shipbuilding Inc. has adopted the foregoing instrument effective as of January 1, 1997.

                                      NEWPORT NEWS SHIPBUILDING INC.

                                      By:_____________________________________

ATTEST:
___________________________________

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